Osler, Hoskin & Harcourt LLP 1000 De La Gauchetiere Street West Suite 2100 Montreal, Quebec Canada H3B 4W5 514.904.8100 MAIN 514.904.8101 FACSIMILE

Exhibit 5.1

New York	July 10, 2013

Toronto	Neptune Technologies & Bioressources Inc. 545 Promenade de Centropolis
Montréal	Suite 100 Laval, Quebec
Ottawa	Canada H7T 0B3

Calgary

Dear Sirs/Mesdames:

Registration Statement on Form S-8

We have acted as Canadian counsel to Neptune Technologies & Bioressources Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Quebec), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Corporation on or about July 10, 2013 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the issuance by the Corporation of up to 2,225,000 common shares of the Corporation (the “Shares”) pursuant to the plan listed on the cover of the Registration Statement (the “Plan”).

We have examined (a) the Registration Statement and (b) the Plan. We have also examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary or relevant for the purposes of this opinion.

In giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing this opinion, we have relied upon certified copies of the resolutions of the board of directors of the Corporation dated July 9, 2013.

On the basis of the foregoing, we are of the opinion that when the Shares shall have been issued as contemplated in the Plan, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

osler.com

We express no opinion herein as to any laws or any matters governed by any laws other than the laws of the Province of Quebec and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP